UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2014

FIRSTMERIT CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-11267	34-1339938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio		44308
(Address of Principal Executive Offices)		(Zip Code)

(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2014, the board of directors (the “Board”) of FirstMerit Corporation, an Ohio corporation (the “Corporation”), elected Nancy Worman as Executive Vice President and Chief Accounting Officer of the Corporation, effective immediately. As Executive Vice President and Chief Accounting Officer, Ms. Worman will serve as the principal accounting officer of the Corporation.

Ms. Worman, age 66, previously served as Senior Vice President and Corporate Controller of the Corporation since 2003. She has over 30 years of experience in accounting, tax and financial management. Ms. Worman is a certified public accountant and holds a B.S. magna cum laude from the University of Albany-SUNY.

As Executive Vice President and Chief Accounting Officer, Ms. Worman will continue to receive her current base salary and will continue to be entitled to the benefits under, and obligations of, the Corporation’s compensation programs and other benefits plans in which she currently participates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION (Registrant)

By:	/s/ Terrence E. Bichsel
Terrence E. Bichsel Senior Executive Vice President and Chief Financial Officer

Date: December 15, 2014